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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 16, 1997

                           EASTGROUP PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                       1-7094                             13-2711135
              (Commission File Number)         (IRS Employer Identification No.)

                300 ONE JACKSON PLACE
               188 EAST CAPITOL STREET
                   P.O. BOX 22728
                 JACKSON, MISSISSIPPI                         39225-2728
         (Address of principal executive offices)             (Zip Code)

                  Registrant's telephone number (601) 354-3555

          (Former name or former address, if changed since last report)


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                                    FORM 8-K

                             EASTGROUP PROPERTIES, INC.

  Item 5.      Other Events

On October 16, 1997, EastGroup Properties, Inc. closed its previously announced sale of 3.5 million shares of its Common Stock under its existing shelf registration statement at a purchase price of $22 per share. PaineWebber Incorporated led the underwriting group comprised of J. C. Bradford & Co. and A.G. Edwards & Sons, Inc. The net proceeds of the offering (approximately $72.5 million net of commissions and expenses) will be used as follows: (i) approximately $36 million to repay all outstanding indebtedness under the Company's revolving credit facilities and (ii) the remainder to fund all or a portion of the purchase price of industrial properties and/or to repay a portion of the debt incurred in the purchase of the industrial properties. Following this transaction, the Company had 16,190,984 shares of Common Stock outstanding.

  Item 7.      Financial Statements and Exhibits.

               (c)    Exhibits.

               (1) Underwriting Agreement between PaineWebber Incorporated, J.C. Bradford & Co. and A.G. Edwards & Sons, Inc., as representatives of the several underwriters, and EastGroup Properties, Inc. dated October 9, 1997. EastGroup agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted schedule or exhibit to this agreement.


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                                    FORM 8-K

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 EastGroup Properties, Inc.
                                                 (Registrant)

  Dated: October 16, 1997                        By: /s/ N. Keith McKey
                                                 N. Keith McKey
                                                 Executive Vice-President,
                                                 Chief Financial Officer,
                                                 Treasurer and Secretary

                                                 /s/ Diane W. Hayman
                                                 Diane W. Hayman
                                                 Controller